EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Towerstream Corporation on Amendment No. 1 to Form S-3 (File No. 333-166239), Amendment No. 1 to Form S-3 (File No. 333-161135), Amendment No. 3 to Form SB-2 on Form S-3 (File No. 333-141405), Form S-8 (File No. 333-161180), Form S-8 (File No. 333-151306), Form S-3 (File No. 333-174106), Form S-8 (File No. 333-174107) and Amendment No. 1 to Form S-3 (File No. 333-178868) of our report dated March 14, 2012, with respect to our audits of the consolidated financial statements of Towerstream Corporation and Subsidiaries as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 and our report dated March 14, 2012 with respect to our audit of the effectiveness of internal control over financial reporting of Towerstream Corporation as of December 31, 2011, which reports are included in this Annual Report on Form 10-K of Towerstream Corporation for the year ended December 31, 2011.

/s/ Marcum llp

Marcum llp

New York, NY

March 14, 2012